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                                                            EXHIBIT 23.1
                                                            ------------

                         Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07951) pertaining to the Alabama National BanCorporation 1994 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-27285) pertaining to the Alabama National BanCorporation Employee Capital Accumulation Plan of our report dated February 29, 1996, with respect to the 1995 consolidated financial statements of Alabama National BanCorporation (not presented separately in the 1997 Annual Report on Form 10-K) which report is included in Alabama National BanCorporation's Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP
Birmingham, Alabama
March 27, 1998